                                                                  Exhibit 10.111

                   AMENDMENT NO. 6, CONSENT AND LIMITED WAIVER

                          Dated as of February 4, 2004

                                       to

                   FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

                            Dated as of July 12, 2002

                  This Amendment No. 6, Consent and Limited Waiver (this "Amendment") dated as of February 4, 2004 is entered into among TMAS/ASI, INC., an Arkansas corporation formerly known as Aerocell Structures, Inc. ("Aerocell"), TRIAD INTERNATIONAL MAINTENANCE CORPORATION, a Delaware corporation ("TIMCO"), AIRCRAFT INTERIOR DESIGN, INC., a Florida corporation ("Design"), TIMCO ENGINE CENTER, INC., a Delaware corporation ("Engine Center"), and BRICE MANUFACTURING COMPANY, INC., a California corporation ("Brice") (Aerocell, TIMCO, Design, Engine Center and Brice being collectively referred to as the "Borrowers"), and TIMCO AVIATION SERVICES, INC., a Delaware corporation ("Parent"), AVIATION SALES DISTRIBUTION SERVICES COMPANY, a Delaware corporation ("Distribution"), AVS/M-2, INC., a Delaware corporation ("Kratz-Wilde"), WHITEHALL CORPORATION, a Delaware corporation ("Whitehall"), AVS/M-3, INC., an Arizona corporation ("Apex"), AVS/CAI, INC., a Florida corporation ("Caribe"), AVIATION SALES LEASING COMPANY, a Delaware corporation ("Leasing"), AVIATION SALES PROPERTY MANAGEMENT CORP., a Delaware corporation ("Property Management"), AVS/M-1, INC., a Delaware corporation ("Manufacturing"), AVSRE, L.P., a Delaware limited partnership ("AVSRE"), HYDROSCIENCE, INC., a Texas corporation ("Hydroscience"), TIMCO ENGINEERED SYSTEMS, INC., a Delaware corporation ("Engineered Systems") (Parent, Distribution, Kratz-Wilde, Whitehall, Apex, Caribe, Leasing, Property Management, Manufacturing, AVSRE, Hydroscience and Engineered Systems being collectively referred to as the "Guarantors"), the "Lenders" (as defined in the Credit Agreement identified below) a party hereto and Citicorp USA, Inc., in its capacity as agent for the Lenders and the "Issuing Banks" (as defined in the Credit Agreement identified below) (in such capacity, the "Agent"). Capitalized terms used herein without definition are used herein as defined in the Credit Agreement.

                             PRELIMINARY STATEMENTS:

                  WHEREAS, Borrowers, Parent, the Agent and certain financial institutions, as Lenders and Issuing Banks, are parties to that certain Fifth Amended and Restated Credit Agreement dated as of July 12, 2002 (as amended, supplemented or otherwise modified through the date hereof, the "Credit Agreement");

                  WHEREAS, the Borrowers have requested the Agent and the Lenders to extend the Revolving Credit Termination Date and the maturity date for the Term Loan to July 31, 2004 and to provide other amendments to the Credit Agreement, all as more fully set forth herein;

                  WHEREAS, the Parent and Borrowers have requested that the Lenders consent to the execution and delivery by the Borrowers and the Guarantors of the New LJH Note Documents (as defined below) to, among other things, re-evidence the Shareholder Subrogation Claims arising with respect to the retirement of the Indebtedness evidenced by the BofA Shareholder Supported Note;

                  WHEREAS, the Specified Events of Default (as defined in
Section 2.2 below) have occurred and are continuing, and the Parent and the Borrowers have requested that the Agent and the Lenders waive their rights and remedies with respect to the Specified Events of Default; and

                  WHEREAS, the Lenders are willing to grant such limited waivers, consent and to amend the Credit Agreement, in each case on the terms and conditions set forth herein;

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

         SECTION 1. Amendments to the Credit Agreement. Upon the "Amendment Effective Date" (as such term is defined below), the Credit Agreement is hereby amended as follows effective as of the Amendment Effective Date:

         1.1 Section 1.01 of the Credit Agreement is hereby amended as follows:

                  (a)      The definition of "Borrowing Base" is hereby amended
         (i) to add "and Brice" immediately following the reference to "Design" in clause (vii) thereof and (ii) to amend and restate clause (xiii) of such definition in its entirety to read as follows:

                           "(xiii) the Extension Reserve on such date; minus"

                  (b) The definition of "Eligible Inventory" is hereby amended as follows:

                           (i) To delete clause (6) in its entirety and to replace such clause with the following clause:

                           "(6) goods of Distribution which (A) as of the Effective Date, were acquired in or prior to 1997,
                           (B) as of November 30, 2002, were acquired in or prior to 1998, (C) as of November 30, 2003, were acquired in or prior to 1999 or (D) as of November 30, 2004, were acquired in or prior to 2000; or"

                           (ii) To delete the proviso at the end of the definition of "Eligible Inventory" immediately following clause (7) in its entirety and to replace such proviso with the following proviso:

                           "provided, however, that in the case of Inventory of any Borrower located at the Goodyear Facility, such Inventory shall not constitute Eligible Inventory until the Agent's receipt of the landlord waivers required to be delivered by the Sixth Amendment (in the case of Inventory located at the

                           Goodyear Facility) within 60 days after the Sixth Amendment Effective Date; provided, further, that Inventory of Brice located at 10252 Norris Avenue, Pacoima, California 91331 shall not constitute "Eligible Inventory"."

                  (c) The following definition of "Extension Reserve" is added in proper alphabetical order:

                                    "Extension Reserve" means, on any date of
                  determination, the amount set forth below opposite such date:

                  Date                              Refinancing Reserve
                  ----                              -------------------
From the Sixth Amendment Effective Date until           $        0
February 28, 2004

From February 29, 2004 until March 30, 2004             $  125,000

From March 31, 2004 until April 29, 2004                $  250,000

From April 30, 2004 until May 30, 2004                  $  375,000

From and after May 31, 2004                             $  500,000

                  (d) The definition of "LJH Intercreditor Agreement" is amended and restated in its entirety to read as follows:

                                    "LJH Intercreditor Agreement" shall mean,
                  collectively, (i) that certain Amended and Restated Intercreditor Agreement dated as of the Fourth Amendment Effective Date to which the Agent, Citicorp USA, Inc., Bank of America, N.A., and LJH, Ltd. are parties, acknowledged by the Borrowers and the Guarantors; and (ii) that certain Intercreditor Agreement dated as of the Sixth Amendment Effective Date to which the Agent, Citicorp USA, Inc., and LJH, Ltd. are parties, acknowledged by the Borrowers and the Guarantors.

                  (e) The definition of "LJH Note" is amended and restated in its entirety to read as follows:

                                    "LJH Note" shall mean, collectively, (i)
                  that certain Term Promissory Note in the original principal amount of $7,350,000 dated the Fourth Amendment Effective Date executed by the Parent in favor of LJH, Ltd., together with all increases thereon or additional notes issued in respect of
                  (a) after the Agent's receipt and review of the Fourth Amendment Appraisals with respect to the Inventory acquired by LJH, Ltd. from Aviation Management Systems, Inc. and sold by LJH, Ltd. to TIMCO on the Fourth Amendment Effective Date, an increase in the purchase price for such Inventory in an amount not to exceed the lesser of (I) the Fair Market Value of such Inventory less $50,000 and (II)

                  $900,000 or (b) accrued interest on such Term Promissory Note and on such additional notes (all of which shall be payable in kind but not in cash), together with the side letter dated the Fourth Amendment Effective Date between the Parent, TIMCO and LJH, Ltd. with respect to the increases in the principal amount described in clause (b) above; and (ii) that certain Term Promissory Note in the principal amount of $5,000,000 dated as of January 30, 2004 executed by the Parent in favor of LJH, Ltd., in each case the obligations under which are subordinated in right of payment to the Obligations pursuant to the applicable LJH Intercreditor Agreement.

                  (f) The definition of "LJH Note Documents" is amended and restated in its entirety to read as follows:

                                    "LJH Note Documents" shall mean the LJH
                  Note, the guaranty agreements executed by the Borrowers and the Guarantors (other than the Parent) with respect thereto, the Shareholder Security Agreement, the LJH 2004 Security Agreement and any other agreements, documents and instruments executed in connection with any of the foregoing.

                  (g) The definition of "LJH 2004 Security Agreement" is added in proper alphabetical order:

                                    "LJH 2004 Security Agreement" means that
                  certain Security Agreement dated as of January 30, 2004 to which LJH, Ltd. (as secured party) and the Borrowers and Guarantors (as grantors) are parties.

                  (h) The definition of "Projections" is hereby amended to replace the reference to the year "2003" with the year "2004".

                  (i) The definition of "Revolving Credit Termination Date" is hereby amended to delete the reference to "5:00 p.m. (New York time) on February 4, 2004" appearing therein in its entirety and to replace such reference with the date "July 31, 2004".

                  (j) The definition of "Shareholder Subrogation Claims" is amended and restated in its entirety to read as follows:

                                    "Shareholder Subrogation Claims" means those
                  claims against the Borrowers and Guarantors, if any, of Don A. Sanders and LJH, Ltd. arising in the event such Persons are subrogated to the rights of Bank of America, N.A. with respect to Indebtedness evidenced by the BofA Note by virtue of the performance of their obligations under the Shareholder Guarantees, which claims, after January 30, 2004, are evidenced by the promissory note described in clause (ii) of the definition of LJH Note.

                  (k) The following definition of "Sixth Amendment" is added in proper alphabetical order:

                                    "Sixth Amendment" shall mean Amendment No.
                  6, Consent and Limited Waiver dated as of February 4, 2004 to Fifth Amended and Restated Credit Agreement dated as of July 12, 2002 among the Borrowers, the Guarantors, the Agent and the Lenders.

                  (l) The following definition of "Sixth Amendment Effective Date" is added in proper alphabetical order:

                                    "Sixth Amendment Effective Date" shall mean
                  the "Amendment Effective Date" under (and as defined in) the Sixth Amendment.

                  (m) The definition of "Tangible Net Worth" is hereby deleted in its entirety and such definition is hereby replaced with the following definition:

                                    "Tangible Net Worth" means the amount
                  calculated as (i) the consolidated net worth of the Parent and its Subsidiaries minus (ii) the consolidated intangibles of the Parent and its Subsidiaries including, without limitation, goodwill, trademarks, tradenames, copyrights, patents, patent applications, licenses and rights in any thereof and other items treated as intangibles in accordance with GAAP. For purposes of determination of Tangible Net Worth, the PIK Subordinated Debt shall be deemed to be equity so long as no interest with respect thereto has been paid in cash.

         1.2 Section 2.01(a)(ii)(A) of the Credit Agreement is hereby amended to delete such section in its entirety and to replace such Section 2.01(a)(ii)(A) with the following:

                           "(A) On and after the Sixth Amendment Effective Date, the principal amount of the Term Loan shall be repaid in (I) one (1) installment in the amount of $500,000 on May 31, 2004, and (II) one final installment of $3,000,000 on July 31, 2004; provided however that in the event the Revolving Credit Termination Date occurs prior to July 31, 2004, the then outstanding principal balance of the Term Loan shall be due and payable on the Revolving Credit Termination Date. All payments made with respect to the Term Loan shall be shared by the Lenders in accordance with their respective Pro Rata Shares."

         1.3 Section 2.01(d) of the Credit Agreement is hereby amended to delete the reference to "5:00 p.m. (New York time) on February 4, 2004" appearing therein in its entirety and to replace such reference with the date "July 31, 2004".

         1.4 Section 5.02 of the Credit Agreement is hereby amended to amend and restate subsection (d):

                           (d) Other Fees. The Borrowers shall pay (i) to the Agent, in addition to any other fee referenced in this Agreement, those certain fees described in the Fee Letter and (ii) in the event that all Obligations hereunder are not repaid or otherwise refinanced in full in cash (or, in the case of letters of credit, cash management obligations and contingent obligations, cash collateralized or otherwise supported by a letter of credit or otherwise in a manner acceptable to the Agent in its sole discretion) on any date set forth below, a facility extension fee on such date, in immediately available funds, to the Agent for the ratable benefit of the Lenders, in an amount equal to the amount set forth opposite such date, which shall be thereupon fully earned and non-refundable:

Determination Date               Facility Extension Fee
------------------               ----------------------
February 27, 2004                      $   75,000

April 30, 2004                         $  125,000

May 28, 2004                           $  100,000

         1.5 Section 8.01(f)(i) of the Credit Agreement is hereby amended to delete each reference to the year "2003" appearing therein and to replace each such reference with "2004".

         1.6 Section 10.03(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                                    "(e)     Liens created to secure the LJH
                  Note Documents pursuant to (i) the Shareholder Security Agreement on the Fourth Amendment Effective Date and (ii) the LJH 2004 Security Agreement on January 30, 2004;

         1.7 Section 10.05(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                                    "(d)     Accommodation Obligations evidenced
                  by the LJH Note Documents and by the Junior Subordinated Note Guaranties;

         1.8 Section 11.01 of the Credit Agreement is hereby amended to add the following rows of text under the headings "Determination Date", "Applicable Period" and "Minimum Amount":

March 31, 2004   Four Fiscal Quarter period then ending       $  11,800,000

June 30, 2004    Four Fiscal Quarter period then ending       $  11,700,000

         1.9 Section 11.02 of the Credit Agreement is hereby amended to add the following row of text under the headings "Determination Date", "Applicable Period" and "Maximum Amount":

June 30, 2004    Two Fiscal Quarter period then ending        $  1,250,000

         1.10 Section 11.03 of the Credit Agreement is hereby amended to add the following rows of text under the headings "Determination Date", "Applicable Period" and "Minimum Ratio":

March 31, 2004   Four Fiscal Quarter period then ending       1.0 to 1.0

June 30, 2004    Four Fiscal Quarter period then ending       1.45 to 1.0

         1.11 Section 11.04 of the Credit Agreement is hereby amended to add the following rows of text under the headings "Determination Date", "Applicable Period" and "Minimum Amount":

March 31, 2004   Fiscal Quarter period then ending            $  1,520,000

June 30, 2004    Fiscal Quarter period then ending            $  1,020,000

         1.12 Section 12.02(b) of the Credit Agreement is hereby amended to delete such section in its entirety and to replace such section with the following section:

                           "(b)     Deposit for Letters of Credit. In addition,

                           (i) with respect to all Letter of Credit Obligations, after the occurrence and during the continuance of an Event of Default, the Borrowers shall, promptly upon demand by the Agent, deliver to the Agent, (A) Cash Collateral in such form as requested by the Agent for deposit in the Cash Collateral Account or (B) a letter of credit or other instrument of support acceptable to the Agent in its sole discretion, together with such endorsements, and execution and delivery of such documents and instruments as the Agent may request in order to perfect or protect the Agent's Lien with respect thereto, in an aggregate principal amount equal to 105% of such then outstanding Letter of Credit Obligations; and

                           (ii) with respect to Letter of Credit Obligations under Letters of Credit with expiration dates occurring after the Revolving Credit Termination Date, five (5) Business Days prior to the Revolving Commitment Termination Date, the Borrowers shall, promptly upon demand by the Agent, deliver to the Agent, (A) Cash Collateral in such form as requested by the Agent for deposit in the Cash Collateral Account or (B) a letter of credit or other instrument of support acceptable to the Agent in its sole discretion, together with such endorsements, and execution and delivery of such documents and instruments as the Agent may request in order to perfect or protect the Agent's Lien with respect thereto, in an aggregate principal amount equal to 105% such then outstanding Letter of Credit Obligations. "

         1.13 Section 15.07(b) of the Credit Agreement is hereby amended (a) to delete the word "and" appearing at the end of clause (viii) of such section,
(b) to delete the period appearing at the end of clause (ix) of such section and to replace such period with a comma followed by the word "and", and (c) to add the following clause (x) to the end of such section:

                  "(x) amendment of, or waiver of any Potential Event of Default or Event of Default arising solely as a result of noncompliance with, any financial covenant set forth in Sections 11.01, 11.03 or 11.04 hereof, occurring as of March 31, 2004."

         SECTION 2. Consent; Limited Waiver; Post-Closing Deliveries.

         2.1 Upon the Amendment Effective Date, the Lenders hereby consent to the execution and delivery by the Borrowers and the Guarantors of the LJH Note Documents dated the Amendment Effective Date to, among other things, re-evidence the Shareholder Subrogation Claims arising with respect to the retirement of the Indebtedness evidenced by the BofA Shareholder Supported Note (the "New LJH Note Documents").

         2.2 Upon the Amendment Effective Date, the Lenders hereby waive their rights and remedies with respect to (and solely with respect to) the following Events of Default under the Credit Agreement (the "Specified Events of Default"): (i) the Parent and Brice failed to obtain a landlord waiver from the landlord of the leased premises located at 10252 Norris Avenue, Pacoima, California 91331 within 30 days after the Fourth Amendment Effective Date as required by Section 2.2 of the Fourth Amendment, Consent and Waiver dated as of May 14, 2003, and (ii) TIMCO failed to obtain a landlord waiver from each of LJH, Ltd. and the City of Phoenix with respect to the Goodyear Facility within 30 days (in the case of LJH, Ltd.) and 60 days (in the case of the City of Phoenix) after the Fourth Amendment Effective Date; provided, that such landlord waivers described in clause (ii) of this Section 2.2 shall be delivered to the Agent in form and substance acceptable to the Agent within 60 days of the Amendment Effective Date.

         SECTION 3. Conditions Precedent. This Amendment shall become effective as of the date hereof (the "Amendment Effective Date") upon the satisfaction of the following conditions precedent:

         3.1      The Agent shall have received:

                  (a) a facsimile or original executed copy of this Amendment executed by the Parent, each Borrower, each Guarantor, each Lender and the Agent;

                  (b) corporate resolutions of the Parent, Borrowers and Guarantors authorizing the execution and delivery of this Amendment and all instruments and documents required to be executed and delivered in connection herewith;

                  (c) the documents set forth on Exhibit A attached hereto and made a part hereof, in form and substance satisfactory to the Agent and the Lenders;

                  (d) the Projections for each Fiscal Quarter ending in 2004, in form and substance satisfactory to the Agent and Lenders;

                  (e) all agreements, documents and instruments delivered to the obligees under the TROL Documents as a result of this Amendment, if any, in form and substance satisfactory to the Agent;

                  (f) an amendment fee, for the ratable benefit of the Lenders, equal to $50,000 in immediately available funds, which shall be fully earned and non-refundable upon the effectiveness of this Amendment;

                  (g) payment of the expenses of the Agent in the amounts identified on Exhibit B attached hereto and made part hereof;

                  (h) the New LJH Note Documents and a pay-off letter and release of Liens with respect to the BofA Documents, each in form and substance satisfactory to the Agent; and

                  (i) such other agreements, documents, instruments, certificates and opinions as the Agent may reasonably request.

         3.2      After giving effect to this Amendment,

                  (a) no "Potential Event of Default" or "Event of Default" shall have occurred and be continuing under the terms of the Credit Agreement; and

                  (b) all of the representations and warranties in this Amendment shall be true and correct in all material respects.

         SECTION 4. Representations and Warranties; Reaffirmation.

         4.1 Parent and each of the Borrowers hereby represents and warrants that:

                  (a) This Amendment and the Credit Agreement as previously executed and delivered and as amended and supplemented hereby constitute legal, valid and binding obligations of the Parent and the Borrowers and are enforceable against the Parent and the Borrowers in accordance with their terms.

                  (b) After giving effect to this Amendment, no Event of Default or Potential Event of Default exists or would result from any of the transactions contemplated by this Amendment.

                  (c) No event of default or default has occurred and is continuing under the terms of (a) any of the TROL Documents, (b) under any of the agreements and documents executed with respect to the Senior Subordinated Notes or under which the Senior Subordinated Notes have been issued, (c) under any of the agreements and documents executed with respect to the BofA Note, (d) under any of the agreements and documents executed with respect to the Junior Subordinated Notes or under which the Junior Subordinated Notes have been issued or (e) any of the LJH Note Documents.

                  (d) None of the holders of the Senior Subordinated Notes, the trustee under the Indenture under which the Senior Subordinated Notes were issued, the holders of the Junior Subordinated Notes, the trustee under the Indenture under which the Junior Subordinated Notes were issued, the obligees under the TROL Documents (or Person acting on any such obligee's behalf), the obligees under the BofA Note (except in connection with the repayment by LJH, Ltd. under its Shareholder Guaranty executed in connection therewith) or any of the agreements and documents executed in connection therewith, the obligees under the LJH Note Documents or any other agent or lender under any credit facility for the Borrowers or Guarantors shall have commenced the exercise of any remedies with respect to any default or event of default with respect thereto.

                  (e) All obligations under the BofA Note Documents have been satisfied.

         4.2 Parent, each of the Borrowers and each of the Guarantors hereby reaffirm all covenants, representations and warranties made by it, and all Obligations owing by it, pursuant to the Credit Agreement (to the extent the same are not amended hereby), the Notes and the other Loan Documents to which it is a party and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the date this Amendment becomes effective (unless a representation and warranty is stated to be given on and as of a specific date, in which case such representation and warranty shall be true, correct and complete as of such date).

         SECTION 5. Reference to and Effect on the Credit Agreement.

         5.1 Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby, each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

         5.2 Except as expressly set forth herein, neither this Amendment, nor any actions taken by any Lenders or the Agent shall be deemed or construed as an amendment of the Loan Documents, or a waiver with respect to any Potential Event of Default or Event of Default, whether now existing or occurring after the date hereof, known or unknown, under the Loan Documents. Except as specifically amended or agreed above, each of the Parent, the Borrowers and the Guarantors hereby agree that the Credit Agreement, the Notes and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

         5.3 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or Issuing Bank or the Agent under the Credit Agreement, the Notes or any of the other Loan Documents, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

         5.4 No course of dealing on the part of the Agent or any of the Lenders, or any such party's officers or representatives, nor any failure or delay in the exercise of any right by any Lender or the Agent shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of such right. Further, any failure by any Lender or the Agent at any time to require strict performance by the Parent, any Borrower or any of their respective Subsidiaries of any provision of the Loan Documents shall not affect any right of any Lender or the Agent thereafter to demand strict compliance and performance thereunder. Without limiting the generality of the foregoing, nothing in this letter agreement shall obligate the Agent or any Lender to agree to any similar waiver of any Default or Event of Default in the future.

         SECTION 6. Release.

         6.1 The Borrowers and the Guarantors acknowledge that they have no existing defense, counterclaim, offset, cross-complaint, claim or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of the Obligations. In consideration for the execution of this Amendment, each Borrower and each Guarantor hereby releases and forever discharges the Agent and the other Holders and Citicorp USA, Inc., as holder of the Supplemental Term Loan Warrant, and all of their respective officers, directors, employees, Affiliates and agents (collectively, the "Released Parties") from any and all actions, causes of action, debts, dues, claims, demands, liabilities and obligations of every kind and nature, both in law and in equity, known or unknown, whether heretofore or now existing, liquidated or unliquidated, matured or unmatured, fixed or contingent (collectively, the "Release Claims"), which might be asserted against any of the Released Parties. This Release applies to all matters arising out of or relating to any of the Loan Documents, the Supplemental Term Loan Warrant, any Property of any Borrower or any Guarantor, the LJH Note Documents, or any Obligations, commitment letters with respect to other loan facilities, and the lending and borrowing relationships, and (to the extent any Release Claims relating to such deposit relationships are now known to any Borrower or any Guarantor or any of their Subsidiaries) the deposit relationships, between Parent or its Subsidiaries, and Citibank, N.A., the Agent and the Holders, including the administration, collateralization and funding thereof. Each of Parent and each of its Subsidiaries further agrees not to bring any action in any judicial, administrative or other proceeding against the Released Parties, or any of them, alleging any such Release Claim or otherwise arising in connection with any such Release Claim. Without limiting the generality of the foregoing, Parent and its Subsidiaries release any claims they may have for any overpayment of interest or Rent prior to the date hereof, and agree that any such claim shall be deemed a Release Claim for the purpose of this Amendment.

         6.2 It is the intent of the parties that except as otherwise set forth herein, the foregoing release shall be effective as a full and final accord and satisfaction of all claims hereby released and each of Parent and each of its Subsidiaries hereby agrees, represents and warrants that the matters released herein are not limited to matters which are known or disclosed. In this connection, each of Parent and each of its Subsidiaries hereby agrees, represents and warrants that it realizes and acknowledges that factual matters now existing and unknown to it may have given or may hereafter give rise to Release Claims, which are presently unknown, unsuspected, unliquidated, unmatured and/or contingent, and it further agrees, represents and warrants that this release has been negotiated and agreed upon in view of that realization. Nevertheless, Parent and its Subsidiaries hereby intend to release, discharge and acquit the Released Parties of and from any such unknown, unsuspected, unliquidated, unmatured and/or contingent Release Claims, which are in any way set forth in or related to the matters identified above in this Section 6. Parent and its Subsidiaries hereby explicitly waive the benefits of any common law or statutory rule with respect to the release of such Release Claims.

         6.3 The acceptance and delivery of this Amendment by the Agent and the Lenders on behalf of the Released Parties shall not be deemed or construed as an admission of liability with respect to the Release Claims or otherwise by the Released Parties, or any of them, and the Released Parties hereby expressly deny liability of any nature whatsoever arising from or related to the subject of the release contained in this Section 6.

         6.4 Each of Parent and each of its Subsidiaries hereby agrees, represents and warrants that: (i) such party has not voluntarily, by operation of law or otherwise, assigned, conveyed, transferred or encumbered, either directly or indirectly, in whole or in part, any right to or interest in any of the Release Claims purported to be released by this Section 6; (ii) such party has had advice of counsel of its own choosing in negotiations for and the preparation of this Amendment; and (iii) such party is fully aware of the effect of releases such as that contained in this Section 6.

         SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

         SECTION 8. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 9. Miscellaneous. This Amendment is a Loan Document. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

Agent and Lenders:

CITICORP USA, INC.,                           CITIGROUP FINANCIAL PRODUCTS INC.
as Agent and as a Lender and as holder of     (f/k/a Salomon Brothers Holding
the Supplemental Term Loan Warrant             Company, Inc.)

By:______________________________             By:______________________________
    Keith R. Gerding                              Name:
    Vice President                                Title:

UPS CAPITAL CORPORATION                       ARK CLO 2000-1, LIMITED
                                              By: Patriarch Partners, LLC,
                                                  its Collateral Manager

By:______________________________
    Name:
    Title:                                    By:______________________________
                                                  Name:
                                                  Title:

Borrowers and Guarantors:

TMAS/ASI, INC.(formerly known as Aerocell           TRIAD INTERNATIONAL MAINTENANCE
Structures, Inc.)                                   CORPORATION

By:____________________________________             By:______________________________________
    C. Robert Campbell                                  C. Robert Campbell
    Vice President and Chief Financial Officer          Vice President and Chief Financial Officer

AIRCRAFT INTERIOR DESIGN, INC.                      TIMCO ENGINE CENTER, INC.

By:____________________________________             By:______________________________________
    C. Robert Campbell                                  C. Robert Campbell
    Vice President and Chief Financial Officer          Vice President and Chief Financial Officer

TIMCO AVIATION SERVICES, INC.                       AVIATION SALES DISTRIBUTION
                                                    SERVICES COMPANY

By:____________________________________             By:______________________________________
    C. Robert Campbell                                  C. Robert Campbell
    Vice President and Chief Financial Officer          Vice President and Chief Financial Officer

AVS/M-2, INC.                                       WHITEHALL CORPORATION

By:____________________________________             By:______________________________________
    C. Robert Campbell                                  C. Robert Campbell
    Vice President and Chief Financial Officer          Vice President and Chief Financial Officer

AVS/M-3, INC.                                       AVS/CAI, INC.

By:____________________________________             By:______________________________________
    C. Robert Campbell                                  C. Robert Campbell
    Vice President and Chief Financial Officer          Vice President and Chief Financial Officer

AVIATION SALES LEASING COMPANY                      AVIATION SALES PROPERTY
                                                    MANAGEMENT CORP.

By:____________________________________             By:______________________________________
    C. Robert Campbell                                  C. Robert Campbell
    Vice President and Chief Financial Officer          Vice President and Chief Financial Officer

AVS/M-1, INC.                                       AVSRE, L.P.
                                                    By: Aviation Sales Property Management
                                                        Corp. as General Partner

By:____________________________________
    C. Robert Campbell
    Vice President and Chief Financial Officer      By:______________________________________
                                                        C. Robert Campbell
                                                        Vice President and Chief Financial Officer

HYDROSCIENCE, INC.                                  TIMCO ENGINEERED SYSTEMS, INC.

By:____________________________________             By:______________________________________
    C. Robert Campbell                                  C. Robert Campbell
    Vice President and Chief Financial Officer          Vice President and Chief Financial Officer

BRICE MANUFACTURING COMPANY, INC.

By:____________________________________
    C. Robert Campbell
    Vice President and Chief Financial Officer